UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 27, 2024, XTI Aerospace, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2024, as supplemented by the supplement to the definitive proxy statement filed with the SEC on December 20, 2024.

Set forth below are the proposals voted upon at the Annual Meeting, and the estimated preliminary voting results reported by Broadridge Financial Solutions, Inc. (the “Inspector of Election”), the independent inspector of election for the Annual Meeting, based on the information available to the Inspector of Election.

These results are preliminary estimates only and are subject to change based on the certification of the voting results by the Inspector of Election. The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results after receiving the Inspector of Election’s final certified report.

Based on the estimated preliminary voting results received from the Inspector of Election and subject to the qualifications set forth herein, at the beginning of the Annual Meeting, there were 91,018,853 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) present or represented by proxy at the Annual Meeting, which represented approximately 42.04% of the voting power of the shares of Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of Common Stock were entitled to one vote for each share held as of the close of business on November 19, 2024.

Proposal 1. Election of Directors.

Nominee	For	Against	Abstentions	Broker Non-Votes
Soumya Das	55,924,125	5,745,346	1,097,881	28,251,501
Scott Pomeroy	56,044,028	5,910,711	812,613	28,251,501

Based on the estimated preliminary results, each of the above nominees was elected to serve as a Class I director until the 2027 annual meeting of stockholders or until the election and qualification of his successor.

Proposal 2. Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions	Broker Non-Votes
81,821,061	8,166,490	1,031,302	-

The foregoing proposal was approved based on the estimated preliminary vote.

Proposal 3. Approval of an amendment to the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of Common Stock to up to 1,000,000,000, with such number to be determined at the discretion of the Company’s Board of Directors (the “Board”).

For	Against	Abstentions	Broker Non-Votes
73,328,394	17,420,300	270,159	-

The foregoing proposal was not approved based on the estimated preliminary vote.

Proposal 4. Approval of an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock, at a ratio between 1-for-2 and 1-for-250, to be determined at the Board’s discretion, for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment.

For	Against	Abstentions	Broker Non-Votes
74,073,694	16,639,964	305,195	-

The foregoing proposal was approved based on the estimated preliminary vote.

Proposal 5. Approval of potential issuances of shares of Common Stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d).

For	Against	Abstentions	Broker Non-Votes
54,353,546	7,984,598	429,208	28,251,501

The foregoing proposal was approved based on the estimated preliminary vote.

Proposal 6. Authorization to adjourn the Annual Meeting.

For	Against	Abstentions	Broker Non-Votes
77,952,013	11,487,359	1,579,481	-

The foregoing proposal was approved based on the estimated preliminary vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: December 27, 2024	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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